Exhibit 99.1

Caldera Resources Inc. 910 Peel Street, 9th Floor Montreal, Qc H3C 2H8 Canada Tel: (514) 235-2259 Fax: (514) 221-3469 www.calderaresources.com	Global Gold Corporation 45 East Putnam Ave. Greenwich, CT 06830 USA Tel: (203) 422-2300 Fax: (203) 422-2330 www.globalgoldcorp.com

JOINT PRESS RELEASE

CALDERA RESOURCES INC. AND GLOBAL GOLD CORPORATION ANNOUNCE JOINT VENTURE ON THE MARJAN GOLD PROJECT IN ARMENIA

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OTCBB: GBGD
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December 21, 2009 – Caldera Resources Inc. and Global Gold Corporation are pleased to announce that they have entered into a letter agreement outlining the terms of a Joint Venture, whereby Caldera shall, subject to terms and conditions, earn a 55% interest in the Marjan Gold-Silver-Polymetallic Project after completing a bankable feasibility study on the project or spending US$3.0M on the property.

As additional consideration, Caldera will be making a non-refundable US$50,000 deposit and issue 500,000 shares of the company on a post-consolidated basis. Caldera will also make a payment of US$100,000 no later than March 30, 2010 following the execution of final documents. A definitive agreement will be signed as soon as possible, upon completion of due diligence review, respective board approvals and any regulatory approval that may be required.

Bill Mavridis, President of Caldera and Van Krikorian, Chairman of Global Gold commented jointly: “We are pleased to make this announcement today. We have been working hard to generate value for our respective companies and develop the Marjan Project in a responsible way. This JV will do just that.”

Mr. Mavridis commented further: “Our joint venture on the Marjan project with Global Gold Corporation marks a major step toward realizing our goal in becoming a successful gold company. We look forward in executing the final JV documents on this project early in the New Year, and developing our projects in Armenia.”

The Project
The Marjan Gold-Silver-Polymetallic deposit is located in Armenia, some 28 km south-west of the village of Sisian and a 6 hour drive from the capital, Yerevan. Global Gold, through its wholly owned subsidiary Global Gold Haknavan LLC, holds a twenty-five year “special mining license” for the Marjan property. The license was issued April 22, 2008 and expires April 22, 2033. The license area covers approximately 18.5km2.

The Marjan property has a Soviet-era GKZ mineral resource, categorized as C1 and C2, of 3.84 million tonnes grading on average 2.68 g/t Au, 97.3 g/t Ag. This translates to approximately 330,000 oz of gold, 12 million oz of silver.

All numbers are historical and there is no NI 43-101 compliant report prepared for this project. According to the Committee for Mineral Reserves International Reporting Standards (CRIRSCO), "C1" and "C2" classifications are equivalent to "measured" and "indicated" resources.

The project was reviewed by Ricardo Valls, P. Geo, independent geologist for Caldera.  He visited the company’s offices, core-shack and staff during his recent trip to Armenia. Mr. Valls, P. Geo, has been engaged to write a NI 43-101 report which will be ready in the first quarter of 2010.

Caldera is also pursuing the acquisition of the Lichkvaz-Tey gold project, also located in southern Armenia. For more information please see our press release of December 8, 2009 at http://www.newswire.ca/en/releases/archive/December2009/08/c9236.html ..

Background on Marjan
The deposit was discovered in 1951 and was explored between 1964 and 1993 by the Soviets and more recently by Global Gold. The Soviets completed 12,500 metres of underground workings and 3,500 of core drilling for a total of 8,000 samples. Global Gold took 5,100 samples from some 7,000 m3 of trenches and 4,000 metres of drilling between 2006 and 2009. Global Gold Corporation has invested over US$3.0M since 2006.

Marjan Resources
Within the Marjan project there have been identified two sectors, the more advanced one is the Central sector, where measured and indicated resources have been established, and the Northern sector, where only inferred resources has been identified.

Mr. Ricardo Valls, M.Sc., P. Geo. has completed his review of the GKZ (the Russian State Commission on Mineral Reserves) reports on the property that were received from Global Gold and has confirmed the following published mineral resources, using a dry density of 2. 87 g/cm3, a minimum thickness of 0.4 metres, and a cut-off of 1.2 g/t of Au *:

Category	Sector	Mt	Au, g/t	Ag, g/t	Pb, %	Zn, %	Cu, %
Measured	Central	2.20	2.72	100.94	0.95	1.00	NA
Indicated	Central	1.64	2.62	92.54	0.86	0.76	NA
Total	Central	3.84	2.68	97.34	0.91	0.90	NA
Inferred	Central	3.70	2.05	88.10	1.12	1.40	NA
Inferred	Northern	6.50	2.17	94.90	1.20	1.27	0.80
Total Inferred	Marjan	10.20	2.13	92.43	1.17	1.32	0.80

Category	Sector	Mt	Au, oz	Ag, oz	Pb, lbs	Zn, lbs	Cu, lbs
Measured	Central	2.20	191,864	7,125,781	46,016,561	48,474,076	NA
Indicated	Central	1.64	138,516	4,883,065	31,136,381	27,317,912	NA
Total	Central	3.84	330,381	12,008,847	77,152,942	75,791,988	NA
Inferred	Central	3.70	243,891	10,480,179	91,333,760	114,167,200	NA
Inferred	Northern	6.50	453,537	19,832,188	171,912,000	181,940,200	114,608,000
Total Inferred	Marjan	10.20	697,428	30,132,367	263,245,760	296,107,400	114,608,000
* These mineral resources estimates were prepared in accordance with the “CIM Standards on Mineral Resources and Mineral Reserves, Definitions and Guidelines” adopted by CIM council on August 20, 2000, using classical and geostatistical methods. There are no known environmental, permitting, legal, taxation, political, or other relevant issue that would materially affect these estimates. These resources have reasonable prospects for economic extraction, but have not yet had complete formal evaluation.

Qualified Person
Mr. Jim Steel, MBA P. Geo., is the Qualified Person for the information contained in this press release and is a Qualified Person within the meaning of National Instrument 43-101.

About Caldera
The Company's main business is the acquisition, exploration and development of natural resource properties with a focus on sulphide projects that are amenable to bioleaching. The Company is seeking to acquire and develop the Lichkvaz-Tey gold property, located in the Republic of Armenia. The project is currently owned by the Armenian government.

Certain exploration results referred to herein are historical in nature and were compiled before NI 43-101. Caldera and has not independently analyzed the results of the previous exploration therefore the historical results should not be relied upon. Caldera believes these historical results provide an indication of the potential of the properties and are relevant to ongoing evaluation of the project.

Additional information related to the Company is filed electronically on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

About Global Gold Corporation
Global Gold Corporation www.globalgoldcorp.com is an international gold mining, development, and exploration company headquartered in Greenwich, CT.  Global Gold has mining properties in Armenia and Chile.

Cautionary Note to U.S. Investors — All mineral reserves have been estimated and disclosed in accordance with the definition standards on mineral resources and mineral reserves of the Republic of Armenia State Natural Resources Agency as provided by the Republic of Armenia's Regulation for Applying Reserves Classification for Gold Deposits. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission "SEC" Industry Guide 7. Armenian, International, and Guide 7 standards may not be consistent. The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use terms such as "reserves," "resources," "geologic resources," "proven," "probable," "measured," "indicated," or "inferred," which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K. You can review and obtain copies of these filings from our website or at www.sec.gov/edgar.shtml. Investors are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted to Guide 7 compliant "reserves."

Forward-looking Statements — To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Former Soviet country estimations are presented for historical reporting and to provide a basis for assessing Global Gold's and Caldera’s choices for its business activities and not to be understood as indicating the existence of reserves or resources.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further information:

Bill Mavridis
President & CEO
Caldera Resources Inc.
(514) 813-9200
bmavridis@calderaresources.com

Courtney Fellowes
VP, Business Development and Investor Relations
Global Gold Corporation
(203) 422-2300
cfellowes@globalgoldcorp.com